Exhibit 21

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                                                      Subsidiaries of Registrant
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
                                  Subsidiary or             Percent of   State of
Parent                            Organization              Ownership    Incorporation
------                            -------------             ----------   -------------
Gilmer Financial Services, Inc.   Gilmer Savings Bank FSB   100%         Federal

Gilmer Savings Bank FSB           Gilmer Service Corp.      100%         Texas